EXHIBIT 5.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the use of and reference to our name and our reports and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Encana Corporation's petroleum and natural gas reserves, as of December 31, 2009, in the Registration Statement on Form F-9 of Encana Corporation (File No. 333-165626).

NETHERLAND, SEWELL & ASSOCIATES, INC.

Dallas, Texas
April 1, 2010